                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports All-Time Record Revenue, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share for Q3 2024
•Record revenue of $1.6 billion
•Record quarterly ADV of 28.3 million contracts - the second consecutive quarter of volume, open interest growth across every asset class
CHICAGO, October 23, 2024 - CME Group Inc. (NASDAQ: CME) today reported financial results for the third quarter of 2024.
The company reported revenue of $1.6 billion and operating income of $1.0 billion for the third quarter of 2024. Net income was $913 million and diluted earnings per common share were $2.50. On an adjusted basis, net income was $977 million and diluted earnings per common share were $2.68. Financial results presented on an adjusted basis for the third quarter of 2024 and 2023 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

"Q3 2024 was the best quarter in CME Group history, with records across volume, revenue, adjusted operating income, adjusted net income and adjusted earnings per share,” said Terry Duffy, Chairman and Chief Executive Officer, CME Group. “This marks the second consecutive quarter of volume and open interest increases across every asset class. Our financial product volumes rose 28%, reflecting a 36% jump in interest rates to a record ADV of 14.9 million contracts. This was driven by a 35% rise in SOFR futures to a record ADV of 4.1 million contracts and 31% growth in Treasuries to a record ADV of 8.4 million contracts. In addition, our commodities volume was up 20%, options increased 27% and international ADV was a record 8.4 million contracts."

Third-quarter 2024 ADV was a record 28.3 million contracts, including record non-U.S. ADV, with EMEA up 30% and Asia up 28% versus the same period last year.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for third-quarter 2024 totaled $1.3 billion. The total average rate per contract was $0.666. Market data revenue totaled $178 million for third-quarter 2024.
As of September 30, 2024, the company had approximately $2.6 billion in cash (including $250 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company paid dividends during the third quarter of approximately $419 million. The company has returned approximately $25.6 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

CME Group will hold a Q&A conference call to discuss third-quarter 2024 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group's website at investor.cmegroup.com under Events & Presentations. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third-party providers that our clients rely on; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order messaging traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary business and distribution partners’ actions and our partnership with Google Cloud; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission ("SEC") on February 28, 2024, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$2,322.1	$2,912.0
Marketable securities	112.3	111.7
Accounts receivable, net of allowance	629.4	535.6
Other current assets (includes $6.5 and $5.2 in restricted cash)	622.0	1,138.4
Performance bonds and guaranty fund contributions	99,457.0	90,192.5
Total current assets	103,142.8	94,890.2
Property, net of accumulated depreciation and amortization	386.2	409.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,892.2	3,050.2
Goodwill	10,514.1	10,495.3
Other assets	3,684.5	3,685.6
Total Assets	$137,795.1	$129,706.1
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$129.9	$90.6
Short-term debt	749.7	—
Other current liabilities	485.2	3,133.8
Performance bonds and guaranty fund contributions	99,457.0	90,192.5
Total current liabilities	100,821.8	93,416.9
Long-term debt	2,677.7	3,425.4
Deferred income tax liabilities, net	5,310.0	5,327.7
Other liabilities	769.4	798.2
Total Liabilities	109,578.9	102,968.2
Total CME Group Shareholders’ Equity	28,216.2	26,737.9
Total Liabilities and Equity	$137,795.1	$129,706.1

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Clearing and transaction fees	$1,297.1	$1,085.5	$3,755.9	$3,404.0
Market data and information services	178.2	167.6	528.6	496.5
Other	109.1	84.7	320.3	239.1
Total Revenues	1,584.4	1,337.8	4,604.8	4,139.6
Expenses
Compensation and benefits	218.8	205.5	629.5	615.7
Technology	66.6	55.6	190.1	160.2
Professional fees and outside services	31.0	32.2	98.8	108.3
Amortization of purchased intangibles	55.7	57.2	166.4	171.0
Depreciation and amortization	28.2	31.1	87.0	95.3
Licensing and other fee agreements	97.6	79.5	271.4	242.4
Other	62.3	56.5	177.2	174.2
Total Expenses	560.2	517.6	1,620.4	1,567.1
Operating Income	1,024.2	820.2	2,984.4	2,572.5
Non-Operating Income (Expense)
Investment income	1,026.8	1,272.5	3,142.6	4,198.4
Interest and other borrowing costs	(40.2)	(39.6)	(120.2)	(119.7)
Equity in net earnings of unconsolidated subsidiaries	86.1	76.8	259.7	230.1
Other non-operating income (expense)	(920.0)	(1,155.6)	(2,821.7)	(3,733.7)
Total Non-Operating Income (Expense)	152.7	154.1	460.4	575.1
Income before Income Taxes	1,176.9	974.3	3,444.8	3,147.6
Income tax provision	264.1	224.1	793.6	736.0
Net Income	$912.8	$750.2	$2,651.2	$2,411.6
Net Income Attributable to Common Shareholders of CME Group	$901.3	$740.8	$2,617.8	$2,381.3

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.51	$2.06	$7.29	$6.63
Diluted	2.50	2.06	7.27	6.62
Weighted Average Number of Common Shares:
Basic	359,400	359,020	359,329	358,965
Diluted	359,989	359,619	359,899	359,448

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Trading Days	63	63	61	63	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Interest rates	10,967	13,348	13,839	12,894	14,881
Equity indexes	6,353	6,922	6,856	6,779	7,407
Foreign exchange	942	1,007	984	1,075	1,089
Energy	2,126	2,158	2,412	2,447	2,571
Agricultural commodities	1,433	1,469	1,596	1,877	1,614
Metals	528	609	675	868	728
Total	22,349	25,513	26,360	25,941	28,289
Venue
CME Globex	20,838	23,503	23,985	24,143	26,199
Open outcry	713	1,126	1,333	825	1,096
Privately negotiated	797	885	1,043	974	994
Total	22,349	25,513	26,360	25,941	28,289

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Interest rates	$0.508	$0.488	$0.486	$0.484	$0.468
Equity indexes	0.625	0.616	0.641	0.628	0.616
Foreign exchange	0.791	0.806	0.787	0.754	0.744
Energy	1.324	1.338	1.334	1.297	1.246
Agricultural commodities	1.328	1.361	1.356	1.366	1.346
Metals	1.492	1.502	1.556	1.511	1.540
Average RPC	$0.707	$0.682	$0.695	$0.708	$0.666

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$912.8	$750.2	$2,651.2	$2,411.6
Restructuring and severance(1)	6.7	12.6	10.3	14.9
Amortization of purchased intangibles(2)	69.3	70.7	206.9	211.3
Strategic transaction-related costs (credits)	—	—	0.8	(2.2)
Real estate-related costs (credits)	(1.0)	—	(2.0)	—
Foreign exchange transaction (gains) losses	4.3	(1.9)	2.2	(0.1)
Unrealized and realized (gains) losses on investments	—	2.0	(11.7)	(71.8)
Unrealized and realized (gains) losses on assets	—	—	0.8	0.4
Litigation matters or settlements	1.2	2.0	1.2	2.0
Income tax effect related to above	(16.3)	(17.6)	(41.3)	(28.6)
Other income tax items	—	—	1.9	(0.8)
Adjusted Net Income	$977.0	$818.0	$2,820.3	$2,536.7

Adjusted Net Income Attributable to Common Shareholders of CME Group	$964.7	$807.8	$2,784.8	$2,504.8

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.51	$2.06	$7.29	$6.63
Diluted	2.50	2.06	7.27	6.62

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.68	$2.25	$7.75	$6.98
Diluted	2.68	2.25	7.74	6.97

Weighted Average Number of Common Shares:
Basic	359,400	359,020	359,329	358,965
Diluted	359,989	359,619	359,899	359,448
Preferred shares(3)	4,584	4,584	4,584	4,584

1. Includes $5.3 million of compensation expense due to a law change for vacation carryover in 2024.
2. Includes $11.1 million and $33.2 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.5 million and $7.5 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC in the third quarter and first nine months of 2024. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.

3. Preferred shares have similar rights as common shares without voting rights.